                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                              __________________
                                  Form 8-K/A

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of                                          Commission File
earliest event reported):                                                 Number

December 22, 1999                                                      000-27261


                           CH2M HILL Companies, Ltd.
            (Exact name of registrant as specified in its charter)


            Oregon                                              93-0549963
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)


6060 South Willow Drive,
Greenwood Village, CO                                            80111-5142
(Address of principal executive offices)                         (Zip Code)

                                (303) 771-0900
             (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report)
         -------------------------------------------------------------

                                      N/A
                                      ---

                           CH2M HILL COMPANIES, LTD.
                           -------------------------

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

  On December 22, 1999 CH2M HILL Companies, Ltd. ("CH2M Hill") acquired all of the outstanding capital stock of Lockheed Martin Hanford Corporation ("LMHC"), a wholly-owned subsidiary of Lockheed Martin Corporation. LMHC is an environmental management contractor that provides tank waste remediation services to the United States Department of Energy. LMHC is responsible for the management, retrieval and disposal of 54 million gallons of radioactive waste stored in 177 underground tanks at the United States Department of Energy Hanford Site in Richland, Washington. In connection with the acquisition, LMHC changed its name to "CH2M Hill Hanford Group, Inc." In the coming year, CH2M Hill Hanford Group, Inc. will be responsible for managing more than $300 million in work at the Hanford Site and will have the opportunity to expand the contract in future years.

  The purchase price paid by CH2M Hill at closing was approximately $17.2 million. In addition, CH2M Hill agreed to future payments conditioned upon the extension of the contract between CH2M Hill Hanford Group, Inc. and the United States Department of Energy. The potential future payments will be based in part on the revenues generated by CH2M Hill Hanford Group, Inc. from the contract extension. CH2M Hill paid the initial purchase price at the closing of the acquisition with available cash on hand.

  The foregoing description of the acquisition does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed with the Commission on January 5, 2000 and incorporated herein by reference. A copy of the press release dated November 30, 1999, issued by CH2M Hill regarding the above-described transaction was filed as Exhibit 99.1 in the January 5, 2000 filing of Form 8-K.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

(a)  Financial Statements of Business Acquired
     Reference is made to the information set forth on pages F-1 through F-9.
(b)  Pro Forma Financial Information
     Reference is made to the information set forth on pages F-10 through F-15.

                                   SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CH2M HILL Companies, Ltd.

Date:  March 3, 2000                    By:  /s/ Samuel H. Iapalucci
                                           -------------------------

                                        Samuel H. Iapalucci
                                        Senior Vice President and
                                        Chief Financial Officer

                      LOCKHEED MARTIN HANFORD CORPORATION

                         Index to Financial Statements

                                                                                                 Page
Report of Indpendent Public Accountants.........................................................  F-2
Balance Sheet at September 30, 1999.............................................................  F-3
Statement of Income for the Nine-Month Period Ended September 30, 1999..........................  F-4
Statement of Stockholders' Equity (Deficit) for the Nine-Month Period Ended September 30, 1999..  F-5
Statement of Cash Flows for the Nine-Month Period Ended September 30, 1999......................  F-6
Notes to Financial Statements...................................................................  F-7

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Lockheed Martin Hanford Corporation:

We have audited the accompanying balance sheet of Lockheed Martin Hanford Corporation as of September 30, 1999, and the related statement of income, stockholder's equity (deficit) and cash flows for the nine-month period ended September 30, 1999. These financial statements are the responsibility of Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lockheed Martin Hanford Corporation as of September 30, 1999, and the results of its operations and its cash flows for the nine-month period ended September 30 1999, in conformity with accounting principles generally accepted in the United States.



                                            Arthur Andersen LLP

Denver, Colorado,
  January 7, 2000.

                      LOCKHEED MARTIN HANFORD CORPORATION


                                 BALANCE SHEET

                           AS OF SEPTEMBER 30, 1999
                            (Dollars in thousands)


                                    ASSETS
                                    ------

CURRENT ASSETS:
  Receivables-
    Contract receivables                                             $ 2,486
    Unbilled revenue                                                   1,177
  Prepaid expenses and other                                             139
                                                                     -------
        Total current assets                                           3,802

OTHER ASSETS, net                                                        364
                                                                     -------
TOTAL ASSETS                                                         $ 4,166
                                                                     =======


                     LIABILITIES AND STOCKHOLDER'S DEFICIT
                     -------------------------------------

CURRENT LIABILITIES:
  Accounts payable                                                   $   541
  Accrued expenses                                                     1,784
  Taxes payable to Parent                                              2,041
                                                                     -------
        Total current liabilities                                      4,366

  Long-term employee obligations                                         997
                                                                     -------
        Total liabilities                                              5,363

STOCKHOLDER'S DEFICIT:
  Common stock, $2 par value, 1,000 shares issued and outstanding          2
  Retained deficit                                                    (1,199)
                                                                     -------
        Total stockholder's deficit                                   (1,197)
                                                                     -------
TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT                          $ 4,166
                                                                     =======


    The accompanying notes are an integral part of this financial statement.

                      LOCKHEED MARTIN HANFORD CORPORATION


                              STATEMENT OF INCOME

              FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1999
                             (Dollars in thousands)


GROSS REVENUE                                                   $ 236,914
                                                                ---------
OPERATING EXPENSES:
  Direct costs                                                   (229,074)
  General and administrative                                       (2,021)
                                                                ---------
OPERATING INCOME                                                    5,819

OTHER INCOME                                                           13
                                                                ---------

INCOME BEFORE PROVISION FOR INCOME TAXES                            5,832

PROVISION FOR INCOME TAXES                                         (2,041)
                                                                ---------
NET INCOME                                                      $   3,791
                                                                =========

    The accompanying notes are an integral part of this financial statement.

                      LOCKHEED MARTIN HANFORD CORPORATION


                  STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)

               FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1999
                             (Dollars in thousands)


                                  Common Stock         Retained           Total
                               -------------------     Earnings        Stockholder's
                               Shares       Amount     (Deficit)      Equity (Deficit)
                               ------       ------     ---------      ----------------
BALANCES, December 31, 1998     1,000         $2        $ 1,974         $ 1,976

  Net income                        -          -          3,791           3,791
  Distributions                     -          -         (6,964)         (6,964)
                                -----         --        -------         -------
BALANCES, September 30, 1999    1,000         $2        $(1,199)        $(1,197)
                                =====         ==        =======         =======


   The accompanying notes are an integral part of this financial statement.

                      LOCKHEED MARTIN HANFORD CORPORATION


                            STATEMENT OF CASH FLOWS

              FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1999
                             (Dollars in thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                          $  3,791
  Adjustments to reconcile net income to net cash provided by operating activities-
    Change in--
      Receivables                                                                        1,682
      Prepaid expenses and other                                                           255
      Unbilled revenue                                                                  (1,177)
      Accounts payable                                                                  (2,433)
      Other current liabilities                                                          3,825
                                                                                      --------
        Net cash provided by operating activities                                        5,943
                                                                                      --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of investments for economic development                                        (221)
                                                                                      --------
        Net cash used in investing activities                                             (221)
                                                                                      --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Distributions to shareholder                                                           (6,964)
                                                                                      --------
        Net cash used in financing activities                                           (6,964)
                                                                                      --------

DECREASE IN CASH AND CASH EQUIVALENTS                                                   (1,242)

CASH AND CASH EQUIVALENTS, beginning of period                                           1,242
                                                                                      --------
CASH AND CASH EQUIVALENTS, end of period                                              $   -
                                                                                      ========


   The accompanying notes are an integral part of this financial statement.

                      LOCKHEED MARTIN HANFORD CORPORATION


                         NOTES TO FINANCIAL STATEMENTS
                             (Dollars in thousands)



1.  ORGANIZATION
    ------------

Lockheed Martin Hanford Corporation ("Hanford") is a Delaware corporation formed on August 6, 1996. Hanford operates as an environmental management contractor that provides tank waste remediation to the United States Department of Energy (the "DOE"). Hanford is responsible for the management, retrieval, and disposal of radioactive waste stored in underground tanks at the DOE Hanford site in Richland, Washington. Hanford operates under a contract (the "DOE Contract"), that commenced October 1, 1996, with the DOE and Fluor Daniel Hanford, Inc. (the "Prime Contractor"). The DOE Contract is based on the governmental fiscal year ending September 30. Hanford's contract ended on September 30, 1999 and a new contract commenced on October 1, 1999. The new contract expires September 30, 2001 with additional option years through 2006.

Hanford was wholly-owned by Lockheed Martin Corporation ("Lockheed"). Effective December 22, 1999, Lockheed Martin Corporation sold all of the outstanding common stock of Hanford to CH2M HILL Companies, Ltd. for $17,200. The name of Hanford was subsequently changed to CH2M HILL Hanford Group, Inc.

Under the terms of the DOE Contract that ended September 30, 1999, Hanford operated under a letter of credit agreement from the DOE, under which costs permitted under the Federal Acquisition Regulations ("FAR") are directly submitted to the DOE and subsequently paid by the letter of credit.

2.  SIGNIFICANT ACCOUNTING POLICIES
    -------------------------------

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
-------------------

Revenue is recognized using the percentage of completion method whereby revenue is accrued in an amount equal to cost plus management's best estimate of net fees earned based on the actual cost of work performed to date as compared to the total estimated cost. Unbilled revenue results from revenue that has been earned by Hanford but not billed to the DOE as of the end of the period.

Fair Value of Financial Instruments
-----------------------------------

The carrying amounts of accounts receivable, accounts payable and accrued liabilities approximate fair value due to the short-term maturities of these assets and liabilities.

Asset Impairment
----------------

Hanford reviews its assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Assets which are held and used in operations would be impaired if the undiscounted future cash flows related to the asset did not exceed the net book value.

Income Taxes
------------

Hanford records taxes under an informal tax sharing arrangement. Hanford is part of a consolidated tax group under Lockheed whereby all taxes for the consolidated group are paid by Lockheed and the related tax provision and payable to Parent is recorded by Hanford. Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes" requires that deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the consolidated balance sheets. Deferred tax assets are also recognized for net operating loss and tax credit carryovers. The overall change in deferred tax assets and liabilities for the period measures the deferred tax expense or benefit for the period. At September 30, 1999, Hanford had no material temporary differences.

Statement of Cash Flows
-----------------------

For purposes of the statement of cash flows, Hanford considers all short-term investments with original maturities of three months or less to be cash and cash equivalents.

New Accounting Standards
------------------------

The Financial Accounting Standards Board has issued Statement of Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes fair value accounting and reporting for derivative instruments and hedging activities. Hanford will adopt SFAS No. 133 in the first quarter of fiscal 2001. The adoption of SFAS No. 133 will not have a material impact on Hanford's results of operations or financial position.

3.  RELATED PARTY TRANSACTIONS
    --------------------------

In 1996 Lockheed Martin Corporation formed Lockheed Martin Services, Inc. (LMSI) to perform various services at the Hanford site in support of the Prime Contractor and subcontractors. Hanford had an agreement with LMSI, whereas LMSI distributes its earnings to Hanford. During the period ended September 30, 1999, Hanford received approximately $900,000 of earnings from LMSI relating to prior fiscal years. The agreement with LMSI terminated due to the acquisition by CH2M HILL Companies, Ltd.

4.  CONTRACT RECEIVABLES
    --------------------

Contract receivables represent net fees due under the DOE Contract. These receivables result in timing differences between billing by Hanford and payment of the net fees by the DOE. Management believes that the credit risk associated with these receivables is minimal due to the billing arrangement previously discussed.

5.  CONTINGENCIES
    -------------

Hanford's reimbursable costs are subject to audit in the ordinary course of business by various U.S. Government agencies. Management is not presently aware of any significant costs which have been, or may be, disallowed by any of these agencies. In any such amounts were to arise, CH2M HILL has been indemnified against any additional liabilities related to the DOE Contract ending September 30, 1999.

6.  EMPLOYEE BENEFIT PLANS
    ----------------------

Hanford participates in several benefit plans sponsored by the Prime Contractor, covering substantially all employees at the Hanford site. Hanford participates in the Fluor Daniel Hanford, Inc. Operations and Engineering Pension Plan (the "Pension Plan"). No contribution was made to the Pension Plan as it was over funded as of September 30, 1999. Hanford also participates in the Hanford Operations and Engineering Investment Plan (the "Plan"), a defined contribution plan. All matching contributions to the Plan are made by the DOE.
Additionally, Hanford has a supplemental pension plan covering certain employees.

Under the DOE Contract, Hanford recognizes the cost of benefit plans when paid, and such costs are reimbursed by the DOE. Any excess pension plan assets or unfunded pension plan liability which may currently exist or is remaining at the end of the DOE Contract is the responsibility of the DOE.

                  CH2M HILL COMPANIES, LTD. AND SUBSIDIARIES
                  ------------------------------------------


                    INDEX TO UNAUDITED PRO FORMA CONDENSED
                    ---------------------------------------


                      CONSOLIDATING FINANCIAL INFORMATION
                      -----------------------------------



Unaudited Pro Forma Condensed Consolidating Financial
 Information -  Basis of Presentation                             F-11

Condensed Consolidating Pro Forma Balance Sheet
 As of September 30, 1999 (Unaudited)                             F-12

Condensed Consolidating Pro Forma Statement of Income for the
 Nine-Month Period Ended September 30, 1999 (Unaudited)           F-13

Condensed Consolidating Pro Forma Statement of Income for the
 Year Ended December 31, 1998 (Unaudited)                         F-14

Notes to Unaudited Pro Forma Condensed Consolidating
 Financial Information                                            F-15

                  CH2M HILL COMPANIES, LTD. AND SUBSIDIARIES
                  ------------------------------------------


                         UNAUDITED PRO FORMA CONDENSED
                         -----------------------------

                      CONSOLIDATING FINANCIAL INFORMATION
                      -----------------------------------

                             BASIS OF PRESENTATION
                             ---------------------



The following unaudited pro forma condensed consolidating financial information reflects the purchase of the common stock of Lockheed Martin Hanford Corporation (Hanford) by CH2M HILL Companies, Ltd. (CH2M HILL) on December 22, 1999. The acquisition of Hanford was accounted for using the purchase method of accounting. The unaudited pro forma condensed consolidating financial information is derived from the historical financial statements of CH2M HILL and Hanford.

The unaudited pro forma condensed consolidating balance sheet information reflects the purchase of Hanford's common stock as if it had occurred on September 30, 1999. The unaudited pro forma condensed consolidating statements of income information gives effect to the acquisition as if it had occurred on January 1, 1999 and 1998. The purchase accounting adjustments made in connection with the development of the pro forma financial information are preliminary and have been made solely for purposes of developing such pro forma financial information and may not be representative of actual future results.

The unaudited pro forma condensed consolidating financial information should be read in conjunction with the separate historical financial statements of CH2M HILL and Hanford. The unaudited pro forma condensed consolidating financial information should not be relied upon as an indication of the results of future operations or financial position that would have been achieved if the transactions described above had taken place on the dates indicated.

                  CH2M HILL COMPANIES, LTD. AND SUBSIDIARIES
                  ------------------------------------------


                CONDENSED CONSOLIDATING PRO FORMA BALANCE SHEET
                -----------------------------------------------

                              SEPTEMBER 30, 1999
                              ------------------
                            (Dollars in thousands)
                                  (Unaudited)

                                                                                   Pro Forma
               ASSETS                           CH2M HILL (1)     Hanford (2)     Adjustments     Pro Forma
               ------                           -------------     -----------     -----------     ---------
CURRENT ASSETS:
  Cash & cash equivalents                          $ 21,477          $     -       $ (17,145)(2)   $  4,332
  Receivables, net                                  285,627            3,663               -        289,290
  Prepaid expenses & other                            8,926              139               -          9,065
                                                   --------          -------       ---------       --------
        Total current assets                        316,030            3,802         (17,145)       302,687

PROPERTY, PLANT & EQUIPMENT, net                     13,664                -               -         13,664

OTHER ASSETS, net                                    35,231              364          18,342 (2)     53,937
                                                   --------          -------       ---------       --------
        Total assets                               $364,925          $ 4,166       $   1,197       $370,288
                                                   ========          =======       =========       ========


             LIABILITIES AND
             ---------------
      STOCKHOLDERS' EQUITY (DEFICIT)
      ------------------------------

CURRENT LIABILITIES:
  Current portion of long-term debt
    and notes payable to former
    stockholders                                   $  7,462          $     -       $       -       $  7,462
  Accounts payable                                   59,524              541               -         60,065
  Billings in excess of revenues                     57,625                -               -         57,625
  Accrued liabilities                                73,265            3,825               -         77,090
  Current deferred income taxes                      31,665                -               -         31,665
                                                   --------          -------       ---------       --------
        Total current liabilities                   229,541            4,366               -        233,907

LONG-TERM LIABILITIES                                41,178              997               -         42,175
                                                   --------          -------       ---------       --------
        Total liabilities                           270,719            5,363               -        276,082
                                                   --------          -------       ---------       --------

STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock                                       242                -               -            242
  Common stock                                          176                2              (2)(2)        176
  Additional paid-in capital                         29,255                -               -         29,255
  Retained earnings (deficit)                        67,116           (1,199)          1,199 (2)     67,116
  Accumulated other comprehensive loss               (2,583)               -               -         (2,583)
                                                   --------          -------       ---------       --------
        Total stockholders' equity (deficit)         94,206           (1,197)          1,197         94,206
                                                   --------          -------       ---------       --------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY (DEFICIT)                   $364,925          $ 4,166       $   1,197       $370,288
                                                   ========          =======       =========       ========

                 See accompanying notes to unaudited pro forma condensed consolidating financial information.

                   CH2M HILL COMPANIES, LTD. AND SUBSIDIARIES
                   ------------------------------------------


             CONDENSED CONSOLIDATING PRO FORMA STATEMENT OF INCOME
             -----------------------------------------------------

                   NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1999
                   ------------------------------------------
                             (Dollars in thousands)
                                  (Unaudited)

                                                                                Pro Forma
                                             CH2M HILL (1)     Hanford (2)     Adjustments     Pro Forma
                                             -------------     -----------     -----------     ---------
Gross revenue                                 $   880,291       $ 236,914       $      -      $ 1,117,205

Operating expenses:
  Direct cost of services and overhead           (635,996)       (229,074)             -         (865,070)
  General and administrative                     (222,782)         (2,021)        (1,807) (2)    (226,610)
                                              -----------       ---------        -------      -----------
Operating income                                   21,513           5,819         (1,807)          25,525

Other income (expense)                                (92)             13              -              (79)
                                              -----------       ---------        -------      -----------
Income before provision for income taxes           21,421           5,832         (1,807)          25,446

Provision for income taxes                        (10,453)         (2,041)             -          (12,494)
                                              -----------       ---------        -------      -----------
      Net income                              $    10,968       $   3,791       $ (1,807)     $    12,952
                                              ===========       =========       ========      ===========

Net income per common and preferred share:
  Basic and diluted                           $      0.37                                     $      0.44
                                              ===========                                     ===========

Weighted average number of common and
  preferred shares:
    Basic and diluted                          29,419,130                                      29,419,130
                                              ===========                                     ===========

                 See accompanying notes to unaudited pro forma
                condensed consolidating financial information.

                  CH2M HILL COMPANIES, LTD. AND SUBSIDIARIES
                  ------------------------------------------


             CONDENSED CONSOLIDATING PRO FORMA STATEMENT OF INCOME
             -----------------------------------------------------

                         YEAR ENDED DECEMBER 31, 1998
                         ----------------------------
                            (Dollars in thousands)
                                  (Unaudited)


                                                                               Pro Forma
                                              CH2M HILL (1)     Hanford (2)    Adjustments      Pro Forma
                                              -------------     -----------    -----------     ------------
Gross revenue                                 $     935,030     $   280,160    $         -     $  1,215,190

Operating expenses:
  Direct cost of services and overhead             (629,468)       (273,265)             -         (902,733)
  General and administrative                       (290,760)         (2,009)        (2,409) (2)    (295,178)
                                              -------------     -----------    -----------     ------------
Operating income                                     14,802           4,886         (2,409)          17,279

Other income (expense)                                 (419)              -              -             (419)
                                              -------------     -----------    -----------     ------------
Income before provision for income taxes             14,383           4,886         (2,409)          16,860

Provision for income taxes                           (8,571)         (1,710)             -          (10,281)
                                              -------------     -----------    -----------     ------------
      Net income                              $       5,812     $     3,176    $    (2,409)    $      6,579
                                              =============     ===========    ===========     ============

Net income per common and preferred share:
  Basic and diluted                           $        0.21                                    $       0.23
                                              =============                                    ============

Weighted average number of common and
  preferred shares:
    Basic and diluted                            28,330,940                                      28,330,940
                                              =============                                    ============

                 See accompanying notes to unaudited pro forma
                condensed consolidating financial information.

                  CH2M HILL COMPANIES, LTD. AND SUBSIDIARIES
                  ------------------------------------------


             NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATING
             ----------------------------------------------------

                             FINANCIAL INFORMATION
                             ---------------------
                                (in thousands)


1.  HISTORICAL FINANCIAL STATEMENTS:
    --------------------------------

Amounts represent the historical consolidated balance sheet of CH2M HILL as of September 30, 1999 and the historical statements of operations of CH2M HILL for the nine-month period ended September 30, 1999 and the year ended December 31, 1998.

2.  ACQUISITION OF HANFORD:
    -----------------------

Effective December 22, 1999, CH2M HILL purchased all of the outstanding common stock of Hanford. The acquired assets and liabilities as of September 30, 1999 and the results of operations for Hanford for the nine-month period ended September 30, 1999 and the year ended December 31, 1998 have been included in the Hanford column. The purchase was accounted for under the purchase method of accounting for initial consideration of $17,145 in cash. The purchase agreement also includes contingent earn-out payments based on option years and net fees awarded through 2006. The contingent earn-out will be recorded as additional purchase price consideration (additional goodwill) when and if the option years are awarded. These contingent payments are not included in the initial purchase price as the amounts and likelihood are not determinable beyond a reasonable doubt.

The initial purchase price of Hanford has been allocated to the acquired assets and liabilities as of September 30, 1999 as follows:


       Initial cash consideration                          $17,145
       Allocated to:
         Other assets                                         (364)
         Current working capital deficit                       564
         Long-term employee obligations                        997
                                                           -------
       Goodwill                                            $18,342
                                                           =======


Goodwill will be amortized on a straight-line basis over seven years. Annual amortization included in the unaudited pro forma statements of income information is $1,807 and $2,409 for the nine-month period ended September 30, 1999 and the year ended December 31, 1998, respectively. Pro forma amortization expense is calculated based upon goodwill of $16,865 derived from allocating the initial purchase price consideration of $17,145 to the assets and liabilities acquired on December 22, 1999.